Number: 0346012006200003

Shenyang City Commercial Bank

(Maximum Amount of Loan Guarantee Agreement)

Borrower:  Shenyang Jitian Property Co., Ltd.

Date:  06/28/2006

Guarantor (Party A): Shenyang Maryland International Industry Co.,Ltd.
Address: 25-26/F, Block C President Building No.69 Heping North Street Heping

District, Shenyang

Post code: 110003
Telephone: 22813888
Fax: 22813999
Legal representative: JIANG Fang
Bank details and account number:

Creditor (Party B): Shenyang City Commercial Bank (Holdings)Co., Ltd. Zhongshan

Branch

Address: No.206, Zhongshan Road, Shenhe District, Shenyang
Post code: 110013
Telephone: 22856375
Fax: 22856376
Authorized representative: ZHANG Yun

Debtor (Party C): Shenyang Jitian Property Co.,Ltd.
Address: No.301-8, Shuangyuan Road, Dongling District, Shenyang
Post code:
Telephone: 22813888
Fax: 22812292
Legal representative: DUAN Jing Shi
Bank details and account number:

Party A is willing to provide a guarantee of the maximum amount for the creditor’s rights between Party B and Debtor under the respective agreement in order to affirm the creditor’s rights of Party B. Therefore, this agreement is made and entered into by Party A and Party B through negotiation in accordance with the PRC <Contract Law> and <Guarantee Law>.

Article one:  Definition

The maximum amount of guarantee applies to the various loan agreements entered into between Party B and Party C within a fixed period of time in which the various loan amounts are added to equal a maximum loan amount. The guarantor then provides a guarantee on the maximum loan amount for the creditor (Party B).

Article two:  Creditor’s rights upon guaranteed

Creditor’s rights upon guaranteed refers to the loan granted by Party B to Party C from July 19, 2006 until July 15, 2009 and the maximum amount of the loan is RMB ¥50 million. If Party A needs to perform its guarantor’s liability under the terms of this agreement, the real amount undertaken will be deducted from the maximum amount of loan.

All contracts, agreements, and other legal documents signed between Party B and the debtor are the principal agreements respective to this guarantee agreement.

Article three:  Method of guarantee

Party A provides a consecutive guarantee. When a single loan agreement under the principal loan agreement expires in which the debtor fails to perform or has partly performed its duty, Party B may demand Party A to undertake the guaranteed liability.

When the debtor fails to perform its duty as a debtor under the principal loan agreement, Party B has the right to demand Party A to perform its guaranteed duty within the agreed guarantee limit, regardless of other guarantee agreements (including but not limited to guarantee, mortgage, pledge, bonds, letter of credit, etc.) made by Party B under the principal agreement.

Article four  The term of guarantee

1.	The term of guarantee commences from the signing date to 2 years after the maturity date of the principal loan.
2.

If Party B announces an advanced maturity date of the principal loans owing to laws and regulations or to the terms in the principal contract, the term of guarantee shall mature 2 years after the advanced termination date.

Article five:  The scope of the guarantee

The scope of guarantee includes the principal of the loan, interest, interest fines, compound interest, fine for breaching agreement, compensation for damages, fees for the realization of creditor’s rights (including but not limited to, litigation fees, lawyer’s fee and travel expenses, etc) and any other related charges.

Article six:  Declaration and Guaranty of party A

1.	Party A is a legal entity or an organization which has civil right and ability to sign and perform the contract and to undertake civil responsibility.
2.	Party A voluntarily guarantees for the debtor and all the terms in this agreement are in accordance with its will.
3.

All documents, data and statements related to the loan in the principal contract provided by Party A are legal, true, precise and complete. Except the situation disclosed to Party B in written form, there is no major debts, major breach of contract, major litigations, major arbitrations that affects the contract performance or any other major event that affects the asset of Party A.

Article seven   Liability of Party A

1.	Party A should provide an effective legal identity.
2.

During the effective period of the contract, if any changes of address, name, telephone, fax occur, Party A shall inform Party B within 15 days in written form after the change; if a change of the legal representative occurs, Party A should inform Party B within 7 days in writing after the change.

3.	Party A should provide Party B true documents that reflect its financial status when it is required by Party B.
4.

During the effective period of the contract, if stock conversion, reorganization, merger, separation, equity reform, join venture, cooperation, union, franchise, leasing, change in business scope, change of registered capital and asset, etc occur, Party A should inform Party B in writing 30 days in advance.

5.	If any shutout, bankruptcy, dismissal, business license withdrawal, financial difficulty and economic dispute occur, Party A should inform Party B in writing within 7 days.
6.	During the effective period of contract, if Party A provides guarantee to a third party, it should not harm the right of Party B.
7.	During the effective period of contract, if Article 4 and Article 5 occur, Party A should undertake all of the guaranteed liability in the contract.
8.

When the debtor fails to repay any loan, Party B demands that Party A undertakes all the guaranteed liability. Party A should discharges the debt in the principal contract to Party B according to amount and method informed by Party B within_ working days.

9.

If Party A fails to perform the liabilities in Article 8, it should authorize Party B to deduct the guaranteed amount from the bank account which Party A sets up with Party B or to dispose the assets of Party A which are managed and possessed by

10.

During the term of guarantee, if Party B and the debtor agree to amend the principal contract, a consent from Party A should be obtained. Party A shall not be liable if the contract is amended without a prior consent. Party A should be liable for the additional debt caused by interest rate adjustments of the People's Bank of China.

Article eight  Liability of Party B

1.	If Party B transfers his principal right to a third party, it should inform Party A in writing within 15 working days after the signing date of the contract.
2.

If the debtor fails to perform its obligation under the principal agreement or the time limit for his performance of the obligation expires, Party B may demand that Party A undertake the guaranteed liability.

3.	Party B should keep all documents and information provided by Party A confidential, except the one that need to be checked required by the law.

Article nine:   Default responsibilities

1.

Upon the effectiveness of the contract, both Parties shall perform the obligations under the contract. Any Party who fails to perform or completely comply with the obligations under the contract shall undertake corresponding liabilities and bear the liability of damages caused to the other Party.

2.	If Party A fails to present and guarantee truly, accurately, completely or make intent misunderstanding which causes damages to Party B under Article five, Party A shall bear the responsibility.
3.	If the contract becomes ineffective resulting from the faults of Party A, Party A shall compensate all damages of Party B based on the original guarantee scope.

Article ten:   The Accumulation of Liabilities

1.

The liabilities of Party B under this contract are accumulative, which will not affect and exclude other rights of Party B committing to Party A under the law and other contracts. Unless Party B presents it in writing, its partial performance, non-performance or postponed performance for any right will not refer to abnegation or partial abnegation of the right, and will not affect or prevent Party B’s from continuous execution of the rights.

2.

The liabilities of Party A under this contract are accumulative, which will not affect and exclude other rights of Party A committing to party B under the law and other contracts. Unless there are additional mandatory regulations with the law or a recognition and consent in written form from Party B, Party B will not be responsible for the liabilities that Party A committed to a third party according to the law or the contract.

Article eleven:   Continuity of obligation

The obligations of Party A under the contract are continuous with complete legal binding force to its successors, assignees, receivers and transferees or equity after merger, restructuring and name change. It shall not be affected by any dispute, claim, legal procedure, instruction of superior organization or other contracts that are signed between the debtor and any natural person or legal person. Moreover, it shall not be changed due to bankruptcy, insolvency, loss of equity qualification, change of bylaws or nature of the debtor.

Article twelve : Other matter agreed by both Parties

______________________________________________________________

Article thirteen: Governing law

This Contract shall be governed by and construed in accordance with the laws of the People's Republic of China to both Parties.

Article fourteen: Dispute settlement

If any dispute arises through performing this agreement, both parties should resolve them through negotiations. If it cannot be settled through negotiations, both Parties agree to take method  2  to resolve:

1.	Apply for arbitration to .
2.	Engage in litigation at the local People's Court where Party B locates.

During the litigation and arbitration period, both Parties shall continue to comply with other articles except the dispute term.

Article fifteen: The effectiveness of the contract

1.	This agreement is an independent agreement of the principal agreement. If the principal agreement is null and void, this agreement is still valid.
2.	If an Article or part of an Article in this contract is void now or in the future, it will not affect the validity of this agreement or the rest of the agreement and the article.

Article sixteen: The Effectiveness, Amendment & Termination of the Agreement

1.	This agreement is effective upon signing and sealing by both parties (the legal representative or deputy of party A and party B).
2.	Party A and Party B are not entitled to amend or dissolve this agreement before it expires except any other special arrangement under this agreement. When amendment or dissolution of this agreement becomes necessary, both Parties should reach an agreement in writing through negotiations.

Article twenty-three: Miscellaneous

1.

As to unsettled matters, both Parties could reach other written agreements as Appendixes to this agreement. Any Appendix, amendment and supplement are integral parts of this agreement, and shall have the same legal binding force as this agreement.

2.

Any notice, demand or communication such as telegrams, telexes and facsimiles shall be deemed effectively given after delivery. If given in letter, it shall be deemed effectively given on mailing date.

3.	This contract is executed in 2 originals, one copy for each Party

Party A: Shenyang Maryland International Industry Co., Ltd.

(seal)

Legal representative/authorized representative: JIANG Fang

Party B: Shenyang City Commercial Bank (Holdings) Co., Ltd. Zhongshan Branch

(seal)

Legal representative/authorized representative: ZHANG Yun

This contract is made at Shenyang City Commercial Bank Zhongshan Branch on June 28, 2006.